

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of CNL Income Fund XVI, Ltd. at December 31, 1997, and its statement of income for the year then ended and is qualified in its entirety by reference to the Form 10K of CNL Income Fund XVI, Ltd. for the year ended December 31, 1997.
</LEGEND>

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-START>                             JAN-01-1997
<PERIOD-END>                               DEC-31-1997
<CASH>                                       2,301,768<F2>
<SECURITIES>                                         0
<RECEIVABLES>                                   32,825
<ALLOWANCES>                                       879
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                      32,096,437
<DEPRECIATION>                               1,437,443
<TOTAL-ASSETS>                              40,938,320
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                  39,904,926
<TOTAL-LIABILITY-AND-EQUITY>                40,938,320
<SALES>                                              0
<TOTAL-REVENUES>                             4,382,487
<CGS>                                                0
<TOTAL-COSTS>                                  836,815
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,660,327
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,660,327
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,660,327
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F2>Cash balance includes $627,899 in restricted cash.
<F1>Due to the nature of its industry, CNL Income Fund XVI, Ltd. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.



